Exhibit 51

PAYOFF LETTER

December 10, 2008

Infinity World Investments LLC

c/o Dubai World

Emirates Towers, Level 47

Sheikh Zayed Road

Dubai, United Arab Emirates

Infinity World (Cayman) L.P.

c/o Dubai World

Emirates Towers, Level 47

Sheikh Zayed Road

Dubai, United Arab Emirates

Re:	Prepaid Forward/Equity Swap Transactions

Ladies and Gentlemen:

Reference is hereby made to:

(i) the Amended and Restated Confirmation dated as of April 21, 2008 among INFINITY WORLD INVESTMENTS LLC, a Nevada limited liability company (“Infinity Nevada”), and INFINITY WORLD (CAYMAN) L.P., a Cayman Islands exempted limited partnership (“Infinity Cayman”; Infinity Cayman, together with Infinity Nevada, collectively, the “Infinity Parties” and each, an “Infinity Party”), and CREDIT SUISSE INTERNATIONAL (“CS”), as amended by that Second Amendment to Confirmation dated as of June 23, 2008 (the “CS Confirmation”);

(ii) the Amended and Restated Confirmation dated as of April 21, 2008 among the Infinity Parties and DEUTSCHE BANK AG, LONDON BRANCH (“DB”), as amended by that Second Amendment to Confirmation dated as of June 23, 2008 (the “DB Confirmation”);

(iii) the Amended and Restated Confirmation dated as of April 21, 2008, among the Infinity Parties and THE ROYAL BANK OF SCOTLAND plc (“RBS”; RBS, together with CS and DB, collectively, the “Initial Banks”), as amended by that Second Amendment to Confirmation dated as of June 23, 2008 (the “RBS Confirmation”; the RBS Confirmation, together with the CS Confirmation and the DB Confirmation, collectively, the “Confirmations”);

(iv) the Amended and Restated Pledge Agreement dated as of April 21, 2008 among the Infinity Parties, the Initial Banks, each other Bank from time to time party thereto and DEUTSCHE BANK TRUST COMPANY AMERICAS, as collateral agent (in such capacity, the “Collateral Agent”),

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as amended by that Amendment No. 1 to Amended and Restated Pledge Agreement dated as of November 4, 2008 (the “Pledge Agreement”); and

(v) the other Transaction Documents (as defined in the Pledge Agreement).

All capitalized terms used herein that are defined in the Pledge Agreement and that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Pledge Agreement.

The Infinity Parties have informed us that they intend to settle the Transactions in cash on the Termination Date (as defined in the Confirmations). This letter confirms that, if the Payoff Amount (as such term is defined below) is paid by wire transfer (together with notification to the Collateral Agent of the applicable federal funds wire reference number), in accordance with the Funds Flow Memorandum attached hereto as Exhibit A (the “Funds Flow Memorandum”), of freely and immediately available funds and received by the Collateral Agent by 12:00 p.m., New York time, on December 11, 2008, all amounts in respect of any Outstanding Prepayment Amount, the Forward Cash Settlement Amount, the Equity Amount and any Floating Amount (the “Outstanding Payment Obligations”), and all expenses, fees and other amounts owing by any of the Infinity Parties or Dubai World to the Collateral Agent and the Banks (such entities being referred to collectively herein as the “Lender Parties”) under the Confirmations and the other Transaction Documents will have been paid.

If received by noon, New York City time, on December 11, 2008 the total cash amount due will be $891,097,027.21 (the “Payoff Amount”), consisting of:

$890,738,836.05 in Outstanding Payment Obligations,

$353,752.64 in legal fees,

$4,438.52 in other Collateral Agent expenses

This letter confirms that upon, and effective as of, the time of receipt by the Collateral Agent of the Payoff Amount (such time being referred to as the “Effective Time”):

(i) the liens and security interests granted pursuant to the Pledge Agreement and the other Transaction Documents to the Lender Parties shall be deemed to have been automatically released and terminated;

(ii) all Outstanding Payment Obligations and all expenses, fees and other amounts owing by the Infinity Parties and Dubai World under the Confirmations and the other Transaction Documents shall be deemed paid in full, released and discharged, all without any further action being required to effectuate the foregoing (except for obligations under the provisions that are specified in any Transaction Document as surviving termination of the Transactions or any such Transaction Document);

(iii) the Infinity Parties or a designee will be authorized to file UCC termination statements in order to evidence the termination of the liens and security interests granted pursuant to the Pledge Agreement and the other Transaction Documents and the Collateral Agent will, at the Infinity Parties’ expense, execute and deliver such trademark releases, mortgage releases and other documents as the Infinity Parties may reasonably request in order to evidence the termination of the liens and security interests granted pursuant to the Pledge Agreement and the other Transaction Documents; and

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(iv) the Collateral Agent will promptly deliver any Collateral (other than the Cash Collateral, which will be applied to the Payoff Amount as set forth in the Funds Flow Memorandum) in its possession to the Infinity Parties or such party as the Infinity Parties may direct in writing;

provided that those provisions that are specified in any Transaction Document as surviving termination of the Transactions or any such Transaction Document, shall survive in accordance with their respective terms and without prejudice and remain in full force and effect.

By accepting this letter agreement, you acknowledge and agree that there are no payment or (except as noted in the preceding paragraph with respect to the return of the Collateral in the Collateral Agent’s possession (other than the Cash Collateral)) delivery obligations, current or future, of any kind of the Banks or the Agents under the Transaction Documents.

By accepting this letter agreement, you hereby instruct and direct the Collateral Agent to transfer or cause to be transferred any Shares in the New Jersey ICA Securities Account to the account specified in Exhibit B hereto.

This letter agreement shall become effective only when signed by the Collateral Agent, and each Initial Bank and accepted by the Infinity Parties in the spaces provided below. This letter agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed signature page of this letter agreement by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof. This letter agreement shall become null and void if for any reason the Effective Time does not occur on or prior to December 11, 2008.

THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

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Very truly yours, COLLATERAL AGENT: DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By:	/s/ Yana Kislenko
Name: Yana Kislenko Title: Assistant Vice President

By:	/s/ Randy Kahn
Name: Randy Kahn Title: Vice President

THE INITIAL BANKS: CREDIT SUISSE INTERNATIONAL

By:	/s/ Christian Bettley
Name: Christian Bettley Title: Authorised Signatory

By:	/s/ Benjamin Tan
Name: Benjamin Tan Title: Authorised Signatory

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Lee Frankenfield
Name: Lee Frankenfield Title: Managing Director

By:	/s/ Andrea Leung
Name: Andrea Leung Title: Managing Director

DEUTSCHE BANK SECURITIES INC., acting solely as agent

By:	/s/ Lee Frankenfield
Name: Lee Frankenfield Title: Managing Director

By:	/s/ Andrea Leung
Name: Andrea Leung Title: Managing Director

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Roland Gerber
Name: Roland Gerber Title: Authorised Signatory

Accepted and Agreed to by:

INFINITY WORLD INVESTMENTS LLC

By:	/s/ Laiboon Yu
Name: Laiboon Yu Title: Authorized Signatory

By:	/s/ Kar Tung Quek
Name: Kar Tung Quek Title: Authorized Signatory

INFINITY WORLD (CAYMAN) L.P. acting by Infinity World (Cayman) Holding, its general partner

By:	/s/ Laiboon Yu
Name: Laiboon Yu Title: Authorized Signatory